  Exhibit 99.1

Sandland Acquisition Corp. and Subsidiary

Consolidated Financial Statements and Independent Auditors’ Report

December 31, 2013 and 2012

Report of Independent Registered Public Accounting Firm

Board of Directors

Sandland Acquisition Corp. and Subsidiary

We have audited the accompanying consolidated balance sheets of Sandland Acquisition Corp., Inc. and Subsidiary (“the Company”) as of December 31, 2013 and December 31, 2012, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sandland Acquisition Corp., Inc. and Subsidiary as of December 31, 2013 and 2012, and the consolidated results of its operations, stockholders' deficit and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company has incurred significant recurring losses from operations other than their most recent fiscal year and has at December 31, 2013 working capital of $75,273. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA

Califon, New Jersey

July 11, 2014

1

SANDLAND ACQUISITION CORP., INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2013 AND 2012

	2013	2012
Assets
Current assets:
Cash and cash equivalents	$57,447	$60,485
Accounts receivable, net	98,619	33,933
Other current assets	2,660	11,717

Total current assets	158,726	106,135

Property and equipment, net	638,740	489,311

Other assets:
Intangible assets, net	54,488	72,650
Secured letter of credit	324,950	324,950
Deposits	8,750	8,750

Total other assets	388,188	406,350

Total assets	$1,185,654	$1,001,796

Liabilities and Stockholder's Equity (Deficit)

Current liabilities:
Accounts payable and accrued expenses	$32,615	$50,273
Due to related party - accrued interest	50,836	42,623

Total current liabilities	83,451	92,896

Long-term liabilities:
Environmental remediation obligation	424,596	424,596
Loan from shareholder	938,118	915,851

Total liabilities	$1,446,165	$1,433,343

Commitments and Contingencies (see note 5)

Stockholders' deficit:
Common stock, $1.00 par value; 2,000 authorized,
500 and 500 shares issued and outstanding at
December 31, 2013 and 2012, respectively	$500	$500
Additional paid-in capital	45,354	45,354
Accumulated deficit	(269,965)	(441,001)
Less: Treasury stock, 250 shares at cost	(36,400)	(36,400)

Total stockholders' deficit	(260,511)	(431,547)

Total liabilities and stockholders' deficit	$1,185,654	$1,001,796

See Independent Auditors Report

2

SANDLAND ACQUISITION CORP., INC.

CONSOLIDATED INCOME STATEMENTS

DECEMBER 31, 2013 AND 2012

	2013	2012

Revenues	$1,262,506	$683,772

Cost of revenues	576,764	400,407

Gross profit	685,742	283,365

Selling, general and administrative expenses	515,987	363,647

Income from operations	169,755	(80,282)

Other income (expenses):
Interest expense	(9,519)	(23,623)
Gain on sale of assets	10,800	-

Total other income (expenses)	1,281	(23,623)

Net income	$171,036	$(103,905)

See Independent Auditors Report

3

SANDLAND ACQUISITION CORP., INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

DECEMBER 31, 2013 AND 2012

	Common		Additional	Treasury
	Stock	Amount	Paid-in	Stock		Accumulated
	Shares	at par	Capital	Shares	Amount	Deficit	Total

Balances at December 31, 2011	500	$500	$45,354	250	$(36,400)	$(337,096)	$(327,642)

Net loss						(103,905)	(103,905)

Balances at December 31, 2012	500	500	45,354	250	(36,400)	(441,001)	(431,547)

Net income						171,036	171,036

Balances at December 31, 2013	500	$500	45,354	250	$(36,400)	$(269,965)	$(260,511)

See Independent Auditors Report

4

SANDLAND ACQUISITION CORP., INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

DECEMBER 31, 2013 AND 2012

	2013	2012

Cash flow from operating activities:
Net income	$171,036	$(103,905)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expenses	79,786	91,327
Bad debt expense	422	-
Non cash interest expense	8,213	-
(Increase) decrease in assets:
Accounts receivable, net of allowances	(65,108)	4,585
Other current assets	9,057	5,082
(Decrease) increase in liabilities:
Accounts payable and accrued expenses	(17,658)	52,126

Net cash provided by operating activities	$185,748	$49,215

Cash flows from investing activities:
Purchases of property and equipment	(112,223)	-
Proceeds from sale of assets	10,800	-

Net cash used in investing activities	$(101,423)	$-

Cash flows from financing activities:
Payments on loan from shareholder	(87,363)	(2,150)

Net cash provided by financing activities	$(87,363)	$(2,150)

Net increase (decrease) in cash	$(3,038)	$47,065

Cash, beginning of year	60,485	13,420

Cash, end of year	$57,447	$60,485

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,306	$629

Supplemental schedule of non-cash activities:
Reclassification of notes to shareholder	$-	$212,990
Assets contributed from shareholder in lieu of increasing the Shareholder Note Payable	$109,630	$-
Total non-cash activities	$109,630	$212,990

See Independent Auditors Report

5

SANDLAND ACQUISITION CORP., INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Note 1 – Business Organization

Sandland Acquisition Corp., Inc. was formed in May 2014 and merged with Sand/Land of Florida Enterprises, Inc., collectively referred to as “Sand/Land” or the “Company”. Sandland Acquisition Corp., Inc.’s sole purpose was to initiate a merger with a public company as disclosed in the subsequent event footnote. The operations of Sand/Land of Florida Enterprises, Inc. are the operations of the consolidated Company. Sand/land of Florida was formed in August of 1986 in the state of Florida. The Company is currently operating as a licensed Construction & Demolition landfill.

Note 2 – Significant Accounting Policies

Basis of Presentation

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

The Company adopted ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.
•	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 815.

See Independent Auditors Report

6

SANDLAND ACQUISITION CORP., INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Note 2 – Significant Accounting Policies (Continued)

Fair Value of Financial Instruments (Continued)

In February 2007, the FASB issued ASC 825-10 “Financial Instruments.” ASC 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

The carrying amounts of cash and current liabilities approximate fair value due to the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of foreign exchange, commodity price, or interest rate market risks.

Revenue and Cost Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the sales price is fixed or determinable, (iii) collectability is reasonably assured and (iv) goods have been shipped and/or services rendered.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers cash and cash equivalents to be all highly liquid deposits with maturities of three months or less. Cash equivalents are carried at cost, which approximates market value.

The Company maintains its cash and cash equivalents at various financial institutions where they are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The balances of these accounts from time to time exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable, Bad Debts and Allowance for Doubtful Accounts

An allowance for doubtful accounts is provided for as a percentage of trade accounts receivable based on historical loss experience. At December 31, 2013 and December 31, 2012, the allowance for doubtful accounts was approximately $112,000 and $0, respectively. Bad debt expense recognized for the years ended December 31, 2013 and 2012 was $422 and $4,050, respectively.

See Independent Auditors Report

7

SANDLAND ACQUISITION CORP., INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Note 2 – Significant Accounting Policies (Continued)

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation are removed from the accounts and any resulting gain or loss thereon is recognized as operating expenses.

Depreciation is calculated using the straight-line method over the estimated useful lives or, in the case of leasehold improvements, the term of the related lease, including renewal periods, if shorter. Estimated useful lives are as follows:

Transportation equipment	5 years
Office and machinery equipment	5 years
Roll off containers	5-7 years
Airspace	39.5 years

The Company reviews property, plant and equipment and all amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability is based on estimated undiscounted cash flows. Measurement of the impairment loss, if any, is based on the difference between the carrying value and fair value.

Impairment of Long-Lived Assets and Amortizable Intangible Assets

The Company follows ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Through December 31, 2013, the Company had not experienced impairment losses on its long-lived assets.

Intangible Assets – Customer List

A Customer list was bought from a related party in 2011. It is being amortized over five years.

Advertising Costs

The Company expenses all advertising costs as incurred. Total advertising expenses recognized for the years ended December 31, 2013 and 2012 was $5,204 and $5,098, respectively.

See Independent Auditors Report

8

SANDLAND ACQUISITION CORP., INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Note 2 – Significant Accounting Policies (Continued)

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. As a result, the taxable income of the company is reported by the stockholders on their individual income tax returns. Accordingly, no provision or benefit for federal or state income taxes has been included in the accompanying financial statements.

The Company files income tax returns in the United States and Florida, which are subject to examination by the tax authorities in these jurisdictions, generally for three years after the filing date.

Management has evaluated tax positions in accordance with FASB ASC 740, Income Taxes, and has not identified any tax positions, other than those discussed above, that require disclosure.

Environmental Remediation Liability

The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental remediation obligations generally are recognized no later than completion of the remedial feasibility study. Such accruals are adjusted as further information develops or circumstances change. Costs of future expenditures for environmental remediation obligations are not discounted to their present value. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable.

Reclassifications

Certain reclassifications have been made in prior year balances to conform to the current year presentation. Such reclassifications had no effect on net income as previously reported.

Note 3 – Going Concern

The consolidated financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. Although the Company has been operating since August of 1986, the Company has suffered consecutive negative cash flows from operations and has limited working capital. The ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital, and ultimately, the achievement of significant operating revenues over operating expenses. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to recover the value of its assets or satisfy its liabilities.

See Independent Auditors Report

9

SANDLAND ACQUISITION CORP., INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Note 4 – Property, Plant and Equipment

Property, plant and equipment and related accumulated depreciation consist of the following:

	2013	2012
Machinery and equipment	1,884,566	1,791,386
Airspace	865,076	865,076
Transportation equipment	561,240	437,691
Improvements	306,372	295,498
Office furniture and equipment	2,117	2,117
Land Fill Area	72,098	72,098
Total Property, plant and equipment	3,691,469	3,463,866
Less: accumulated depreciation	(3,052,729)	(2,974,555)
Property, plant and equipment, net	638,740	489,310

Depreciation expense for the years ended December 31, 2013 and 2012 was $61,624 and $69,564, respectively.

Note 5 – Amortizable Intangible Assets

Intangible assets consist of the following as of December 31,

			Amortization
	2013	2012	Period
Customer list	$90,813	$90,813	5 years
Less accumulated amortization	(36,325)	(18,163)
Intangible assets, net	$54,488	$72,650

The estimated aggregate amortization expense for each of the next five years is as follows:

Year Ending
2014	$18,163
2015	18,163
2016	18,163
2017	-
2018	-
$54,488

Amortization expense for the years ended December 31, 2013 and 2012 was $18,163 and $18,163, respectively.

See Independent Auditors Report

10

SANDLAND ACQUISITION CORP., INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Note 6 – Commitments and Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines than an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. Certain insurance policies held by the Company may reduce the cash outflows with respect to an adverse outcome of certain of these litigation matters.

Environmental Remediation

The Company currently operates a fully licensed landfill under approval by the Florida Department of Environmental Protection. As such the company has set up a reserve allowance of $424,596 against estimated future closing cost. In addition to this as of December 31, 2013 the Florida Department of

Environmental Protection has approved the secured letter of credit cash reserve of $324,950 set aside by the Company at December 31, 2013 and 2012, respectively, in order to be in compliance with the financial assurance requirements for long term care cost of the facility.

Related Party Concentrations

As discussed in note 7 to the financial statements, as of December 31, 2013 and 2012, approximately 22% and 2% of the Company’s revenues were generated from a related party, respectively and approximately 45% and 49% of net accounts receivable were due from a related party as of December 31, 2013 and 2012, respectively.

Note 7 – Related Party Transactions

Related Party Sales and Accounts Receivable

The Company generates a significant portion of their revenue from a related party, a Company owned by the majority shareholder of the Company. Total revenue generated from the related party during the year ended December 31, 2013 and 2012 was $273,430 and $11,140 or 22% and 2% of total revenue, respectively. Total related party accounts receivable as of December 31, 2013 and 2012 related to these sales was approximately $44,000 and $17,000, or 45% and 49% of total net accounts receivable, respectively.

Related Party Shareholder Loan

The Company has a note with the sole shareholder of the Company. This note is unsecured, matures on December 31, 2016 and carries a 1% interest rate. This note is due during 2016, though the Company makes periodic payments on the Note when excess cash is available.

See Independent Auditors Report

11

SANDLAND ACQUISITION CORP., INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

Note 7 – Related Party Transactions (Continued)

Related Party Shareholder Loan (Continued)

The balance of the note at December 31, 2013 and 2012 was $938,118 and $915,851, respectively. The balance of the related accrued interest at December 31, 2013 and 2012 was $50,836 and $42,623, respectively. Related party interest expense for the year ended December 31, 2013 and 2012 was $8,213 and $22,994, respectively.

The aggregate annual maturities of the related party long-term debt are as follows:

Year Ending
2014	$-
2015	-
2016	938,118
2017	-
2018	-
$938,118

Related Party Assets Contributed

During 2013, the Company’s sole shareholder contributed approximately $110,000 of assets to the Company. The assets increased the note payable due the shareholder by approximately $110,000.

Note 8 – Subsequent Events

Management has evaluated events through July 11, 2014, the date on which the financial statements were available to be issued.

Merger Agreement

Subsequent to year end, on June 16, 2014, the Company entered into and closed a Plan of Merger Agreement with a company incorporated under the Securities Exchange Act of 1934 (the “Purchaser”) in exchange for 9,490,000 common shares, representing approximately 47.5% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement.

See Independent Auditors Report

12